Exhibit 16.1
Accountants and Business Advisors
December 4, 2007
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Environmental Tectonics Corporation File No. 1-10655
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Environmental Tectonics Corporation dated December 4, 2007, and agree with the statements concerning our Firm contained therein.
Very truly yours,
2001 Market Street, Suite 3100
Two Commerce Square
Philadelphia, PA 19103
T   215.561.4200
F   215.561.1066
W www.grantthornton.com
Grant Thornton LLP
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